As filed with the Securities and Exchange Commission on October 18, 1999
                                             Registration No. 333-89243
=======================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 ---------------------

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          to
                                       FORM S-8
                                REGISTRATION STATEMENT
                                         Under
                              The Securities Act of 1933
                               -------------------------


                                  CIRRUS LOGIC, INC.
                (Exact name of Registrant as specified in its charter)
                ------------------------------------------------------


             Delaware                               77-0024818
    (State or other jurisdiction               (I.R.S. Employer
   of incorporation or organization)             Identification Number)



                                3100 West Warren Avenue
                               Fremont, California 94538
                       (Address of principal executive offices)
                       ----------------------------------------


                       Amended 1989 Employee Stock Purchase Plan
                               (Full title of the plan)
                               ------------------------

                                    David D. French
                                Chief Executive Officer
                                3100 West Warren Avenue
                               Fremont, California 94538
                               ------------------------
                        (Name and address of agent for service)

                                    (510) 623-8300
             (Telephone number, including area code, of agent for service)
             -------------------------------------------------------------

                                       Copy to:
                               Michael J. Danaher, Esq.
                           Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                                  650 Page Mill Road
                                  Palo Alto, CA 94304
                                    (650) 493-9300
                                    --------------

                            CALCULATION OF REGISTRATION FEE
       ========================================================================

                                                Proposed     Proposed
                                                Maximum      Maximum
             Title                  Amount      Offering    Aggregate     Amount of
         of Securities              to be        Price       Offering    Registration
        to be Registered          Registered   Per Share      Price          Fee
-------------------------------- ------------ ------------ ------------ --------------

SEE EXPLANATORY NOTE BELOW           N/A          N/A          N/A           N/A

                                   EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to the original Registration Statement on Form S-8 (File No. 333-89243) is being filed solely for the purpose of refiling Exhibit 23.1 thereto, in order to correct a typographical error. All other portions of the Registration Statement, as previously filed, remain unchanged No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement. Therefore, no further registration fee is required.

ITEM 8. EXHIBITS.

Exhibit
Number
-------
23.1       Consent of Ernst & Young LLP, Independent Auditors

                                      SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on October 21, 1999.

CIRRUS LOGIC, INC.
By:/S/GLENN C. JONES
Glenn C. Jones
Vice President, Chief Financial
Officer, Treasurer and Secretary

                                   INDEX TO EXHIBITS

Exhibit
Number
-------
23.1       Consent of Ernst & Young LLP, Independent Auditors